Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Ordinary Shares, par value US$0.0001 per share, of Sky Solar Holdings, Ltd., and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of November 18, 2016.

IDG-ACCEL CHINA CAPITAL L.P.
By: IDG-Accel China Capital Associates L.P., its General Partner
By: IDG-Accel China Capital GP Associates Ltd., its General Partner

By:	/s/ Quan ZHOU
Name:	Quan Zhou
Title:	Authorized Signatory

IDG-ACCEL CHINA CAPITAL INVESTORS L.P.
By: IDG-Accel China Capital GP Associates Ltd., its General Partner

By:	/s/ Quan ZHOU
Name:	Quan Zhou
Title:	Authorized Signatory

QUAN ZHOU

/s/ Quan ZHOU

CHI SING HO

/s/ Chi Sing Ho

IDG-ACCEL CHINA CAPITAL GP ASSOCIATES LTD.

	By:	/s/ Quan ZHOU
Name: Quan Zhou
Title: Authorized Signatory

IDG-ACCEL CHINA CAPITAL ASSOCIATES L.P.

	By:	/s/ Quan ZHOU
Name: Quan Zhou
Title: Authorized Signatory